SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 4, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

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Item 1.01.     Entry into a Material Definitive Agreement

               On April 29, 2005, the Compensation Committee of the Company's Board of Directors approved increases to the base salaries (effective as of May 1, 2005) of the following named executive officers:

Name and Position	Year	Base Salary

R. R. Goodmanson
Executive Vice President & Chief	2005	$795,000
Operating Officer	2004	$762,600

J. C. Hodgson	2005	$512,000
Senior Vice President	2004	$492,000

S. J. Mobley
Senior Vice President, Chief Administrative	2005	$580,000
Officer & General Counsel	2004	$557,160

G. M. Pfeiffer
Senior Vice President & Chief Financial	2005	$595,000
Officer	2004	$550,596

               Information related to the 2004 variable compensation and 2005 stock option and long-term incentive awards to these named executive officers was previously disclosed on Form 8-K filed February 8, 2005.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

May 4, 2005

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